UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __)

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LAKE SHORE BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)1 and 0-11

April 7, 2026

Dear Shareholder:

We cordially invite you to attend the Annual Meeting of Shareholders of Lake Shore Bancorp, Inc. (the “Annual Meeting”). The Annual Meeting will be held at the Clarion Hotel, 30 Lake Shore Drive East, Dunkirk, New York 14048 on May 20, 2026 at 8:30 a.m., Eastern Time.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. In addition to the formal items of business, management will report on the operations and activities of Lake Shore Bancorp, Inc. and you will have an opportunity to ask questions.

At the Annual Meeting, shareholders will be asked to vote on the following matters:

•
election of three directors for a three-year term;
•
advisory approval of a non-binding resolution regarding the compensation of our named executive officers;
•
an advisory, non-binding proposal with respect to the frequency that shareholders will vote on the compensation of our named executive officers;
•
ratification of the appointment of Yount, Hyde & Barbour, P.C. as the independent registered public accounting firm of Lake Shore Bancorp, Inc. for the year ending December 31, 2026; and
•
transaction of such other business as may properly come before the 2026 annual meeting.

For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends that you vote FOR each of the above noted matters and FOR an annual vote on the compensation of our named executive officers.

We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet. On or about April 7, 2026, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and Annual Report and vote online. The Notice also explains how you may request to receive a paper copy of the Proxy Statement and Annual Report, as well as a paper proxy card.

Whether or not you are able to attend the Annual Meeting, and regardless of the number of shares you own, your vote is important and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number, over the Internet or on a paper proxy card if you request one. Instructions regarding the methods of voting are contained on the Notice and proxy card. Voting by proxy will not prevent you from voting in person at the Annual Meeting, but will ensure that your vote is counted if you are unable to attend.

The Board of Directors and the employees of Lake Shore Bancorp, Inc. are committed to our continued success and the enhancement of your investment.

Sincerely yours,
/s/ Kim C. Liddell
Kim C. Liddell
President, Chief Executive Officer, and Director

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	May 20, 2026
Time:	8:30 a.m., Eastern Time
Place:	The Clarion Hotel 30 Lake Shore Drive East
Dunkirk, New York 14048

At the Annual Meeting, we will ask you to vote on the following matters:

1.
Election of Directors: Elect three Class Three directors to serve until the 2029 annual meeting.

2.
Say on Pay Proposal: A non-binding “say on pay” proposal to approve the compensation of our named executive officers.

3.
Frequency of Say on Pay Proposal: Choose the frequency of the advisory vote on the non-binding resolution to approve the compensation of our named executive officers.

4.
Appointment of Independent Registered Public Accounting Firm: Ratify the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

5.
Other Business: Any other business properly brought before the shareholders at the meeting, and any adjournment or postponement thereof. Please note that at this time we are not aware of any such business.

You may vote your shares of common stock if you owned the shares at the close of business on March 23, 2026, the record date. Whether or not you are able to attend the meeting, and regardless of the number of shares you own, your vote is important and we encourage you to vote promptly.

By Order of the Board of Directors,

/s/ Eric Hohenstein
Eric Hohenstein
Corporate Secretary
Dunkirk, New York
April 7, 2026

You are cordially invited to attend the Annual Meeting of Shareholders. It is important that your shares be represented regardless of the number of shares you own. The Board of Directors urges you to vote your shares promptly. You may vote your shares via a toll-free telephone number, over the Internet or on a paper proxy card if you request one. Voting your shares via proxy will not prevent you from voting in person if you attend the Annual Meeting.

31 East Fourth Street

Dunkirk, New York 14048

(716) 366-4070

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING

General Information

This proxy statement contains information about the 2026 Annual Meeting of Shareholders of Lake Shore Bancorp, Inc. This proxy statement refers to Lake Shore Bancorp, Inc. as the “Company,” "Lake Shore Bancorp," “we,” “us,” or “our.” The Company is the holding company for Lake Shore Bank, which we refer to as the “Bank.”

On July 18, 2025, the Company became the holding company for the Bank upon the completion of a “second-step” conversion and related sale of Company stock (the “Conversion”). In this proxy statement, all Company share and option amounts and option strike prices related to periods prior to the date of the Conversion, which occurred on July 18, 2025, have been adjusted pursuant to the exchange ratio applied in the Conversion, which was 1.3549 to 1.

Availability of Proxy Materials

On or about April 7, 2026, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all shareholders entitled to vote, which contains instructions on how to access this proxy statement and the 2025 Annual Report and how to vote. You may also request that a printed copy of the proxy materials be sent to you. You will not receive a printed copy of the proxy materials unless you request one in the manner set forth in the Notice. The proxy materials are all available on the internet at the following website: http://www.edocumentview.com/LSBK.

In accordance with Securities and Exchange Commission (“SEC”) rules, the materials on the foregoing website are searchable, readable and printable, and the website does not use “cookies,” track user moves, or gather any personal information.

Date, Time and Place of Meeting

The Annual Meeting of the Shareholders of the Company will be held at 8:30 a.m., Eastern Time, on Wednesday, May 20, 2026, at The Clarion Hotel, 30 Lake Shore Drive East, Dunkirk, New York 14048.

Purpose of the Meeting

The shareholders will be asked to consider and vote upon the following matters at the meeting:

•
the election of three Class Three directors to serve until the 2029 Annual Meeting. Upon the recommendation of the Nominating and Corporate Governance Committee, the following three candidates have been nominated by our Board of Directors:

Class Three Directors

•
Michelle M. DeBergalis
•
Jack L. Mehltretter
•
Dennis S. Pollack
•
a non-binding “say on pay” proposal to approve the compensation of the named executive officers;
•
the frequency of the advisory vote on the non-binding resolution to approve the compensation of our named executive officers;
•
ratify the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2026; and
•
such other business as may be properly brought before the meeting and any adjournment or postponement thereof.

Solicitation of Proxies

We will pay all costs with respect to this Proxy Statement and related materials as well as soliciting proxies from shareholders. Regular employees of Lake Shore Bancorp and the Bank may solicit proxies in person, by mail or by telephone, but no employee will receive any compensation for solicitation activities in addition to his or her regular compensation. Expenses may include the charges and expenses of brokerage houses, nominees, custodians and fiduciaries for forwarding proxies and proxy materials to beneficial owners of shares.

VOTING PROCEDURES

Who Can Vote?

Our Board of Directors has fixed the close of business on March 23, 2026 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only holders of record of our shares of common stock at the close of business on such date will be entitled to vote at the Annual Meeting. On March 23, 2026, there were 7,863,388 shares outstanding.

Quorum

A quorum of shareholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of our outstanding shares of common stock entitled to vote are represented in person or by proxy at the Annual Meeting, a quorum will exist. We will include proxies marked as abstentions and broker non-votes, as applicable, to determine the number of shares present at the Annual Meeting.

How Many Votes You Have

Each holder of shares of common stock outstanding on March 23, 2026 will be entitled to one vote for each share held of record at the Annual Meeting.

How To Vote

You may vote your shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot, which we will provide to you at the Annual Meeting. The Notice provides instructions on how to access your proxy card and contains instructions on how to vote via telephone or the Internet. For those shareholders who request a paper proxy card, instructions for voting via telephone and the Internet are set forth on the proxy card. Those shareholders who receive a paper proxy card and voting instructions by mail, and who elect to vote by mail, should sign and return the proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials. All properly executed proxies we receive prior to the Annual Meeting will be voted in accordance with the instructions marked on the proxy card. In the event you return an executed proxy card without marking your instructions, your executed proxy will be voted FOR the proposals identified in the Notice of the Annual Meeting of Shareholders and FOR an annual vote on the compensation of our named executive officers.

If you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your broker or other holder of record to vote personally at the Annual Meeting.

If any other matter is presented at the Annual Meeting, the Board of Directors will vote the shares represented by all properly executed proxies on such matters as a majority of our Board of Directors determines. As of the date of this proxy statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of Annual Meeting.

We are soliciting proxies only for the Annual Meeting. If you grant us a proxy to vote your shares, the proxy will only be exercised at the Annual Meeting.

Broker Non-Votes

If your broker holds shares that you own in “street name,” the broker generally may vote your shares on routine matters even if the broker does not receive instructions from you. “Broker non-votes” are proxies received from brokers or other nominees holding shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to non-routine matters.

Vote Required

•
Election of Directors. The nominees for director who receive the most votes will be elected. So, if you do not vote for a nominee, or you indicate “withhold authority” for any nominee on your proxy card, your vote will not count “for” the nominee. You may not vote your shares cumulatively for the election of directors. Brokers are not entitled to use their discretion to vote uninstructed proxies with respect to the election of directors, and any such “broker non-votes” will not be deemed a vote cast.
•
Advisory Vote on Compensation of Named Executive Officers. The non-binding resolution approving, on an advisory basis, the compensation of our named executive officers will be approved if a majority of the votes cast in person or by proxy at the Annual Meeting and entitled to vote on this proposal are voted in favor of the proposal. If you “abstain” from voting on this proposal, it will not be voted or treated as a vote cast, although it will be counted for purposes of determining whether a quorum is present. Accordingly, an abstention will not affect the outcome of the proposal. Brokers are not entitled to use their discretion to vote uninstructed proxies with respect to this proposal, and any such “broker non-votes” will not be deemed a vote cast.
•
Advisory Vote on Frequency of Future "Say-on-Pay" Votes. This proposal is being submitted to enable shareholders to express a preference as to whether future “say-on-pay” votes should be held every year, every two years, or every three years. The selection that receives a plurality of affirmative votes will be considered the preference of the shareholders. If you “abstain” from voting on this proposal, it will not be voted or treated as a vote cast, although it will be counted for purposes of determining whether a quorum is present. Accordingly, an abstention will not affect the outcome of this proposal. Brokers are not entitled to use their discretion to vote uninstructed proxies with respect to the proposal, and any such “broker non-votes” will not be deemed a vote cast.
•
Ratification of the Appointment of Yount, Hyde & Barbour, P.C. The affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to ratify this proposal. Brokers are entitled to use their discretion to vote uninstructed proxies with respect to this proposal. If you “abstain” from voting on this proposal, it will not be voted or treated as a vote cast, although it will be counted for purposes of determining whether a quorum is present. Accordingly, an abstention will not affect the outcome of the proposal.

Changing Your Vote After Return of Proxy

You may revoke your grant of proxy at any time before it is voted at the Annual Meeting of Shareholders by:

•
delivering a written notice of revocation to Eric Hohenstein, Corporate Secretary, Lake Shore Bancorp, Inc., 31 East Fourth Street, Dunkirk, New York 14048;
•
submitting a new proxy over the Internet or by telephone;
•
submitting a signed proxy card bearing a later date; or
•
attending the Annual Meeting and voting in person, but you also must file a written revocation with the Secretary of the Annual Meeting prior to voting.

Your last vote is the vote that will be counted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders

Persons and groups who beneficially own in excess of 5% of the Company’s common stock are required to file certain reports with the Securities and Exchange Commission (the “SEC”) regarding such ownership. The following table sets forth, as of March 23, 2026, the only persons known by us to be beneficial owners of more than 5% of our common stock. Addresses provided are those listed in the SEC filings as the address of the person authorized to receive notices and communications.

For purposes of the table below and the table set forth under “Common Stock Beneficially Owned by Directors and Executive Officers”, a person is deemed to be the beneficial owner of any shares of common stock (1) over which he or she has or shares, directly or indirectly, voting or investment power; or (2) of which he or she has the right to acquire beneficial ownership at any time within 60 days after March 23, 2026. “Voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Stilwell Activist Fund, L.P. Stilwell Activist Investments, L.P. Stilwell Partners, L.P. Stilwell Value LLC 111 Broadway, 12th Floor, New York, NY 10006 Joseph Stilwell 200 Calle del Santo Cristo, Segundo Piso, San Juan, PR, 00901	773,675	(2)	9.8%
Employee Stock Ownership Plan Trust of Lake Shore Bancorp, Inc. 31 East Fourth Street Dunkirk, NY 14048	607,459	(3)	7.7%
Alliance Bernstein, L.P. 501 Commerce Street Nashville, TN 37203	406,423	(4)	5.2%

(1)
Calculated on the basis of 7,863,388 shares of common stock, the total number of shares of common stock outstanding as of March 23, 2026.
(2)
Information is based on a Schedule 13D/A filed with the Securities and Exchange Commission on March 18, 2026. All entities have shared voting and investment power over the shares.
(3)
Information is based on a Schedule 13G filed with the Securities and Exchange Commission on November 14, 2025 reporting sole voting power over 514,296 shares, shared voting power over 93,163 shares, sole investment power over 600,369 shares and shared investment power over 7,090 shares.
(4)
Information is based on a Schedule 13F filed with the Securities and Exchange Commission on February 17, 2026 reporting sole voting power over the shares.

Common Stock Beneficially Owned by Directors and Executive Officers

The following table sets forth information about the shares of common stock beneficially owned by each of our directors, each of our named executive officers, and all of our directors and executive officers as a group as of March 23, 2026. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock indicated.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Number of Unexercised Stock Options Which are Included in Beneficial Ownership(1)	Percentage of Shares of Common Stock Outstanding(2)
Sharon E. Brautigam, Vice Chairperson of the Board	45,316	(3)	1,028	*
Michelle M. DeBergalis, Director	9,016	(4)	—	*
Taylor M. Gilden, Chief Financial Officer and Treasurer	26,556	(5)	—	*
Kim C. Liddell, President, Chief Executive Officer and Director	124,608	(6)	—	1.6%
John P. McGrath, Director	90,800	(7)	—	1.2%
Jack L. Mehltretter, Director	42,586	(8)	2,986	*
Ronald J. Passafaro, Director	48,275	(9)	—	*
Dennis S. Pollack, Director	—	(10)	—	*
Kevin M. Sanvidge, Chairman of the Board	76,065	(11)	15,591	*
Ann M. Segarra, Director	88,532	(12)	—	1.1%
Jeffrey M. Werdein, Executive Vice President, Commercial Division	108,527	(13)	23,132	1.4%
All directors and executive officers as a group (11 persons)	660,281	(14)	42,737	8.4%

* Less than 1.00% of common stock outstanding.

(1)
These options are exercisable within 60 days of March 23, 2026. They cannot be voted until exercised.
(2)
Percentages with respect to each person or group of persons have been calculated on the basis of 7,863,388 shares of common stock, the total number of shares of common stock outstanding as of March 23, 2026, plus the number of shares that each person or group of persons have the right to acquire within 60 days of March 23, 2026.
(3)
Includes 20,000 shares held in Ms. Brautigam's individual retirement account, 474 shares held by Ms. Brautigam's spouse, and 1,420 shares of unvested restricted stock over which Ms. Brautigam has sole voting power but no investment power.
(4)
Includes 157 shares held in Ms. DeBergalis' individual retirement account and 4,348 shares of unvested restricted stock over which Ms. DeBergalis has sole voting power but no investment power.
(5)
Includes 2,522 shares held in Mr. Gilden’s individual retirement account, 1,631 shares held in Lake Shore Bancorp’s Employee Stock Ownership Plan ("ESOP") over which Mr. Gilden has sole voting power and no investment power, and 10,061 shares of unvested restricted stock over which Mr. Gilden has sole voting power but no investment power.
(6)
Includes 41,661 shares held in Mr. Liddell’s individual retirement account, 10,000 shares held by Mr. Liddell's spouse, 1,949 shares held in Lake Shore Bancorp’s ESOP over which Mr. Liddell has sole voting power and no investment power, and 17,895 shares of unvested restricted stock over which Mr. Liddell has sole voting power but no investment power.
(7)
Includes 79,927 shares held in Mr. McGrath’s individual retirement account and 589 shares of unvested restricted stock over which Mr. McGrath has sole voting power but no investment power.
(8)
Includes 20,000 shares held in Mr. Mehltretter's individual retirement account and 667 shares of unvested restricted stock over which Mr. Mehltretter has sole voting power but no investment power.
(9)
Includes 2,438 shares held in Mr. Passafaro’s individual retirement account and 573 shares of unvested restricted stock over which Mr. Passafaro has sole voting power but no investment power.

(10)
Mr. Pollack was appointed to the Board of Directors effective March 17, 2026 and did not beneficially own any shares of our common stock as of the record date for the Annual Meeting.
(11)
Includes 3,150 shares held as custodian for his grandchildren and 1,786 shares of unvested restricted stock over which Mr. Sanvidge has sole voting power but no investment power.
(12)
Includes 81,840 shares held in Ms. Segarra’s individual retirement account and 5,678 shares of unvested restricted stock over which Ms. Segarra has sole voting power but no investment power.
(13)
Includes 20,000 shares held in Mr. Werdein's individual retirement account, 7,782 shares held in Lake Shore Bancorp’s ESOP over which Mr. Werdein has sole voting power and no investment power, 2,000 shares held by Mr. Werdein's spouse, 1,056 shares held by Mr. Werdein's son, and 8,663 shares of unvested restricted stock over which Mr. Werdein has sole voting power but no investment power.
(14)
Includes 11,362 shares of common stock allocated to the accounts of executive officers under the Lake Shore Bancorp, Inc. ESOP and excludes the remaining 591,207, or 7.5% of the shares of common stock outstanding, owned by the ESOP for the benefit of employees of Lake Shore Bank. Under the terms of the ESOP, shares of common stock in the ESOP are voted by the ESOP trustees in a manner proportionate to the voting directions of the allocated shares received by the ESOP participants, subject to the fiduciary duties of the trustees.

PROPOSAL ONE: ELECTION OF DIRECTORS

The Board of Directors is currently comprised of nine members, and is divided into three classes. Our directors generally serve staggered three-year terms such that usually only one class (approximately one-third of the directors) is elected each year.

Upon the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has nominated the three individuals listed in the table below for election as directors at the Annual Meeting. If you elect the nominees, they will hold office for the term set forth opposite their names or until their successors have been elected.

As described in a Current Report on Form 8-K filed with the SEC on March 18, 2026, the Company entered into an agreement (the “Agreement”) with Stilwell Activist Fund, L.P., Stilwell Activist Investments, L.P., Stilwell Partners, L.P., Stilwell Value LLC, and Joseph Stilwell (collectively, the “Stilwell Group”) and Dennis Pollack. The Agreement will remain in effect until the completion of the Company’s 2029 Annual Meeting of Shareholders. The Company agreed to nominate and support the election of Mr. Pollack as a director of the Company at the Company’s 2026 Annual Meeting of Shareholders to serve in the class of directors with a term expiring at the Company’s 2029 Annual Meeting of Shareholders. In the event Mr. Pollack is unable to serve as a director of the Company during the term of the Agreement, the Company will appoint a replacement director, selected by the Stilwell Group, subject to the approval of the Company, which approval will not be unreasonably withheld. The Stilwell Group has agreed to reimburse Mr. Pollack for any travel expenses incurred with respect to attending meetings of the Board of Directors.

We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may be voted for another nominee proposed by the Board of Directors. Except for the Agreement or otherwise as indicated herein, there are no arrangements or understandings between the nominees and directors continuing in office and any other person pursuant to which such persons were selected.

The table below sets forth certain information regarding the composition of the Board of Directors and Director Nominees, including the terms of office of Board members.

the board of directors unanimously recommends a vote “for” each nominee.

Composition of Director Nominees and Directors Continuing in Office

		Current Term		Position(s) Held With	Director
Name	Age(1)	Expires	Class	Lake Shore Bancorp	Since
Director Nominees
Michelle M. DeBergalis	59	2026	Three	Director	2022
Jack L. Mehltretter	67	2026	Three	Director	2016
Dennis S. Pollack	75	2026	Three	Director	2026
Directors Continuing in Office
Kim C. Liddell	65	2027	One	President, Chief Executive Officer, and Director	2023
John P. McGrath	71	2027	One	Director	2019
Ronald J. Passafaro	65	2027	One	Director	2019
Sharon E. Brautigam	69	2028	Two	Vice Chairperson of the Board	2004
Kevin M. Sanvidge	71	2028	Two	Chairman of the Board	2012
Ann M. Segarra	59	2028	Two	Director	2023

(1)
As of March 23, 2026.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

Business Experience of Directors

The principal occupation during the past five years of each director nominee and directors continuing in office as well as other relevant experience is set forth below. All director nominees and directors continuing in office have held their present positions for five years unless otherwise stated. The Executive Committee was established in 2026.

Director Nominees

Michelle M. DeBergalis

Board Committees: Nominating & Corporate Governance, Compensation

Ms. DeBergalis is Chairperson & Chief Executive Officer of American Realty Group, Inc., a full-service commercial real estate corporation which provides real estate advisory services including acquisition, disposition and leasing of commercial properties. Previously, Ms. DeBergalis served as President of American Realty Group, Inc. from 2006 to 2022, when she was appointed to her current position. Ms. DeBergalis is also the Director of Administrative Services for the University of Buffalo Educational Opportunity Center, a position she has held since February 2022. She oversees the business operational areas of finance, human resources, information technology, facilities, procurement, marketing, and communications for the Center. She also held the position of Chief Operating Officer at McGuire Development Company, LLC from 2013 to 2019.

Ms. DeBergalis’ experience in strategic planning, financial, operational, real estate, marketing, human resources, branding, corporate growth and business development initiatives have made her an asset to our board of directors.

The board of directors believes that Ms. DeBergalis’ public and private sector experience along with her commercial real estate, economic development and entrepreneurial expertise makes her qualified to serve as a director.

Jack L. Mehltretter

Board Committees: Enterprise Risk (Chair), Audit, Executive

Mr. Mehltretter retired from his position as Vice President of Information Technology for Gibraltar Industries, a leading manufacturer and distributor of building products for the industrial, infrastructure and residential markets, in 2022. He had held this position since January 2017. During 2016, Mr. Mehltretter intermittently provided consulting services as a principal to Nextgen Technology Advisors LLC, a consulting firm established in Hamburg, New York, that focuses on creating business value from information technology. He was formerly the Global Vice President of Information Technology for New Era Cap Co., an international headwear and apparel company with operations in over 20 regional locations serving global markets, a position he held from 2007 to 2016.

Mr. Mehltretter has acquired significant business management, strategic planning, and global relationship skills while holding several technology leadership roles during his 34 years of business experience. His international business experience includes doing business in more than 15 different countries.

The board of directors believes that Mr. Mehltretter’s experience in information technology, strategic planning and business management makes him qualified to serve as a director.

Dennis S. Pollack

Board Committees: Enterprise Risk, Audit

Mr. Pollack joined the Board of Directors for Lake Shore Bancorp, Inc. and Lake Shore Bank in March 2026. Mr. Pollack has more than four decades of executive leadership, board service, and financial services experience, primarily in the banking and financial industries. He most recently served as President and Chief Executive Officer of Prudential Bank in Philadelphia, Pennsylvania, where he led the institution through strategic and operational initiatives focused on growth, risk management, and shareholder value. Mr. Pollack’s prior experience also includes senior executive roles at Sony Corporation of America, Connecticut Bank of Commerce, Savings Bank of Rockland County, and Paulson & Company.

In addition to his executive background, Mr. Pollack has held numerous public and private company board positions and is currently a director of CIB Marine Bancshares, Inc. and CIBM Bank and was a director of Provident Bancorp, Inc. and its subsidiary, BankProv from 2024 - 2025. Additionally, Mr. Pollack served as a director for Wheeler Real Estate Investment Trust, Inc. from 2023 - 2025. Mr. Pollack holds a B.S. in Economics from Seton Hall University, an M.B.A. from Columbia Business School, and a post‑M.B.A. Diploma in Bank Lending from New York University.

The board of directors believes that Mr. Pollack’s experience in the banking industry, leadership experience, and financial expertise makes him qualified to serve as a director.

Directors Continuing in Office

Kim C. Liddell, President and Chief Executive Officer

Board Committees: Executive (Chair)

Mr. Liddell became President, Chief Executive Officer and a director of Lake Shore Bancorp, Inc. and Lake Shore Bank in April 2023. Previously, Mr. Liddell served as Chairman of BV Financial, Inc. and Bay Vanguard Bank, headquartered in Baltimore, Maryland, from 2020 to 2022 and continued serving on the board of directors until 2023. Mr. Liddell sat on the board of directors of the Federal Home Loan Bank of Atlanta from 2015 to 2023, where he served during his tenure as the Chairman of the Finance Committee, and member of the Credit and Member Services and Housing Committees. Additionally, Mr. Liddell served as Chairman, President and

Chief Executive Officer of 1880 Bank and Delmarva Bancshares, Inc. from 2010 until its sale in 2020.

The board of directors believes that Mr. Liddell’s experience in banking, strategic planning, and management makes him qualified to serve as a director.

John P. McGrath

Board Committees: Audit, Enterprise Risk, Executive

Mr. McGrath retired as the Assistant Treasurer of Moog, Inc., a worldwide designer, manufacturer and systems integrator of high-performance precision motion and fluid controls and controls systems for a broad range of applications in aerospace and defense and industrial markets in December 2019. He held this position since 2008.

Additionally, Mr. McGrath has nearly 30 years of experience in the banking industry, serving as a branch assistant manager, a branch operations manager and serving in the Treasury departments of Greater Buffalo Savings Bank, First Niagara Financial Group, and Empire of America. Mr. McGrath has extensive experience in securities portfolio management, wholesale funding, asset and liability management, liquidity management and cash flow forecasting.

The board of directors believes Mr. McGrath’s experience in treasury management and banking makes him qualified to serve as a director.

Ronald J. Passafaro

Board Committees: Compensation (Chair), Nominating and Corporate Governance

Mr. Passafaro currently serves on the board of directors of ThermoLift Solutions, LLC, a Novi, Michigan headquartered startup dedicated to the development and commercialization of thermally driven heat pumps for HVAC markets, which he joined in June 2023. Mr. Passafaro retired in 2021 as the President, Chief Executive Officer and Chairman of the Board of ECR International, a division of BDR Thermea Group, a position he held since 2015. BDR Thermea, headquartered in the Netherlands, is a global leader providing innovative heating and hot water systems and services for residential and commercial applications marketed in over 100 countries.

Mr. Passafaro has 30 years of experience in the HVAC industry and has significant experience and success in growing sales and developing innovative marketing campaigns, including brand development and management. He has created, developed and led multiple joint ventures, supplier relationships, contract manufacturing agreements and branding relationships. He has led or participated in multiple domestic and international mergers, acquisitions, divestitures and joint ventures. Mr. Passafaro also has experience in developing and adopting performance standards in conjunction with relationships developed with applicable federal and state regulators, including the United States Department of Energy, United States Environmental Protection Agency and the New York State Energy Research and Development Agency.

The board of directors believes that Mr. Passafaro’s experience in strategic planning, business management, credit workout, shareholder valuation, joint ventures, mergers and acquisitions, and development of regulatory requirements for the HVAC industry makes him qualified to serve as a director.

Sharon E. Brautigam, Vice Chairperson of the Board

Board Committees: Nominating & Corporate Governance (Chair), Compensation

Ms. Brautigam was a partner at the law firm of Brautigam & Brautigam, LLP in Fredonia, New York, from 1986 until 2016, where she concentrated her practice in the areas of real estate transactions, estates and trusts, elder law and small business formation and general advice. She was of counsel to Brautigam & Brautigam, LLP until May 2023 when she retired from the practice.

During her 40 years as an attorney, Ms. Brautigam represented borrowers in connection with residential real estate purchases and mortgage refinancing. She has also represented a number of clients in connection with commercial mortgage financing and provided ongoing advice and counsel to numerous local small business owners. Ms. Brautigam’s legal training and skills enable her to analyze and help ensure compliance with the various laws and regulations to which we are subject to.

The board of directors believes that Ms. Brautigam’s legal expertise makes her qualified to serve as a director.

Kevin M. Sanvidge, Chairman of the Board

Board Committees: Executive

Mr. Sanvidge has been the Chairman of the board of directors for Lake Shore Bancorp, Inc. and Lake Shore Bank since May 2020. He previously served as the Vice Chairman of the Board beginning in 2018. Mr. Sanvidge is retired from his position as Chief Executive Officer and Administrative Director of the Chautauqua County Industrial Development Agency (“IDA”), a position he held from June 2014 until December 2017. He was previously the Executive Vice President of Administration and Supply Chain at Cliffstar Corporation in Dunkirk, New York, a private label juice and beverage manufacturer, a position he held from 2006 until 2012. Mr. Sanvidge began his tenure at Cliffstar Corporation in 1999 as Vice President of Human Resources and was promoted to Senior Vice President of Human Resources and Administration in 2003.

As Chief Executive Officer and Administrative Director of the Chautauqua County IDA, Mr. Sanvidge was responsible for facilitating development within Chautauqua County by attracting new businesses while promoting the retention and expansion of existing business, with assistance in the form of tax abatements, low interest loans or bond financing to enhance opportunities for job creation and retention.

The board of directors believes that Mr. Sanvidge’s business and finance experience makes him qualified to serve as a director.

Ann M. Segarra

Board Committees: Audit (Chair), Enterprise Risk, Executive

Ms. Segarra joined the board of directors for Lake Shore Bancorp, Inc. and Lake Shore Bank in October 2023. Since May 2019, Ms. Segarra has been a Unit Business Officer, College of Arts and Sciences for the University at Buffalo acting as a strategic partner and administrator. There, she is also member of the Dean’s Senior Leadership Team and works directly with Central Administration Finance leadership.

Ms. Segarra brings more than 35 years of financial services experience to the board of directors, including 28 years at Key Bank (as well as predecessor First Niagara Bank and its related subsidiaries), where she worked in various roles including Director of Internal Audit; Vice President of Finance and Investor Relations; Senior Vice President and Corporate Controller; Senior Vice President of Corporate Finance; Senior Vice President and Business Unit CFO of Tech Governance and Financial Performance; and Senior Vice President - Merger and Integration Director.

She is an inactive Certified Public Accountant and is a past member of both the American Institute of CPAs and the New York State Society of CPAs. Ms. Segarra is the “audit committee financial expert” on the board of directors’ Audit Committee.

The Board of Directors believes that Ms. Segarra’s experience in financial reporting and analysis, internal control, audit, and finance makes her qualified to serve as a director.

Board Responsibilities

The Board of Directors oversees our business and monitors the performance of our management. In accordance with our corporate governance guidelines, the Board of Directors does not involve itself in our day-to-day operations; our executive officers and management oversee our day-to-day operations. Our directors fulfill their duties and responsibilities by attending regular meetings of the Board of Directors and its committees, and also through considerable contact via telephone, e-mail and other communications with the Chairman and others regarding matters of concern and interest to us. Our directors also discuss business and other matters with the Chairman and other key executives.

Meetings of the Board of Directors

The Board of Directors held a total of twelve regular meetings and two special meetings during 2025. Each incumbent director attended at least 75% of the meetings of the Board of

Directors held during the time in which he or she served as director, plus meetings of committees on which that particular director served during this period.

It is our policy that all directors should attend the annual meeting of shareholders. In accordance with such policy, all directors who served at the time of the meeting attended the 2025 Annual Meeting of Shareholders.

COMPENSATION OF DIRECTORS

Director Compensation

Director Compensation Table. The following table sets forth information regarding compensation earned by our non-employee directors during the 2025 fiscal year.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)(4)	Option Awards ($) (3)(4)	Non- qualified Deferred Comp-ensation Earnings ($)	All Other Compensation ($) (5)	Total ($)
Sharon E. Brautigam	33,800	22,755	-	-	-	56,555
Michelle M. DeBergalis	30,800	64,978	20,253	-	-	116,031
John P. McGrath	37,800	10,471	20,253	-	-	68,524
Jack L. Mehltretter	42,800	11,701	12,903	-	-	67,404
Ronald J. Passafaro	36,800	9,005	26,484	-	-	72,289
Kevin M. Sanvidge	57,300	29,741	-	-	-	87,041
Ann M. Segarra	39,800	84,857	26,484	-	-	151,141

(1)
Includes retainer payments and committee and/or chairmanship fees earned during the fiscal year.
(2)
This column shows the grant date fair value of restricted stock awards computed in accordance with stock-based compensation accounting rules (Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718). For more information concerning the assumptions used for these calculations, refer to Note 12 of the Notes to the Consolidated Financial Statements included in the 2025 Annual Report on Form 10-K filed with the SEC. The restricted stock awards were issued, in addition to director cash fees, equal to 30% of a non-employee director's cash fees earned in the prior fiscal year and in certain cases, granted to recognize tenure milestones.
(3)
This column shows the grant date fair value of stock options computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). For more information concerning the assumptions used for these calculations, refer to Note 12 of the Notes to the Consolidated Financial Statements included in the 2025 Annual Report on Form 10-K filed with the SEC. The awards were granted to recognize tenure milestones.
(4)
The aggregate number of outstanding restricted stock awards and option awards as of December 31, 2025 was as follows:

Name	Unvested Stock Awards	Options Exercisable	Options Unexercisable
Sharon E. Brautigam	1,708	514	2,056
Michelle M. DeBergalis	4,515	—	8,220
John P. McGrath	899	—	8,220
Jack L. Mehltretter	1,005	1,493	11,212
Ronald J. Passafaro	773	—	10,749
Kevin M. Sanvidge	2,308	15,077	2,056
Ann M. Segarra	5,895	—	10,749

(5)
No director received any perquisites or personal benefits that exceeded $10,000.

Annual Retainers. We pay annual retainers only to the directors who are not employees of Lake Shore Bank or Lake Shore Bancorp, Inc. We do not pay any meeting fees. For the year ended December 31, 2025, the non-employee directors of Lake Shore Bank and Lake Shore Bancorp, Inc. received the following retainers: (i) annual retainer of $24,800 ($57,300 for the Chairman), (ii) annual retainer of $5,000 for members of Audit and Enterprise Risk committees ($10,000 for the Chairperson), (iii) annual retainer of $3,000 for members of Nominating and Corporate Governance and Compensation committees ($6,000 for the Chairperson), and (iv) $3,000 for members of the Loan committee (no additional compensation for the Chairperson of the Loan committee). The Chairman of the Board does not earn fees for his service on Board committees. The Director Loan committee was dissolved during the first quarter of 2026.

Effective January 1, 2026, the non-employee directors of Lake Shore Bank and Lake Shore Bancorp, Inc. will receive the following retainers: (1) annual retainer of $32,000 ($64,500 for the Chairman), (ii) annual retainer of $5,000 for members of Audit and Enterprise Risk committees ($10,000 for the Chairperson), (iii) annual retainer of $3,000 for members of Nominating and Corporate Governance and Compensation committees ($6,000 for the Chairperson), and (iv) $3,000 for members of the Executive committee, which was established in 2026 (no additional compensation for the Chairperson of the Executive committee). Additionally, the Chairman of the Board does not earn fees for his service on Board committees.

Supplemental Benefit Plans for Non-Employee Directors. Lake Shore Bank entered into a supplemental benefit plan in 2001, as amended and restated effective November 1, 2015, and subsequently amended on January 20, 2026, with each of its then non-employee directors. The plan provides a supplemental retirement benefit generally determined using a formula equal to a percentage of the participant’s average final pay multiplied by the participant’s years of service, subject to a maximum of 20 years of service or 40% of average final pay. If a currently serving non-employee director remains in service until attaining his or her defined benefit age, the director is automatically credited with 20 years of service and is entitled to receive the full supplemental benefit, regardless of actual years of service completed at that time.

The payment is guaranteed over a period of fifteen years beginning the month following termination of service or age 72, whichever comes first. Currently, each of the non-employee directors participates in the plan, with the exception of Mr. Pollack.

Equity Compensation. Each non-employee director who was in the service of Lake Shore Bancorp, Inc. on February 5, 2025 was granted on March 12, 2025 a number of restricted stock awards in a dollar amount equal to thirty percent (30%) of a non-employee director’s cash fees earned in the prior fiscal year (the “Annual Grants”).

Effective 2026, the structure of the Annual Grants was changed such that each non-employee director is entitled to an annual equity retainer equal to $12,000, which vest in full on the first anniversary of the applicable grant date, subject to the director's continued service.

Equity Plans. Our directors are eligible to participate in the Lake Shore Bancorp, Inc. 2006 Stock Option Plan, the Lake Shore Bancorp, Inc. 2012 Equity Incentive Plan, and the Lake Shore Bancorp, Inc. 2025 Equity Incentive Plan (the “Equity Incentive Plans”). These benefit plans are discussed under the “Information About Our Executive Officers: Compensation Plans - 2006 Stock Option Plan,” “Information About Our Executive Officers: Compensation Plans - 2012 Equity Incentive Plan,” and “Information About Our Executive Officers: Compensation Plans - 2025 Equity Incentive Plan" sections in this proxy statement.

CORPORATE GOVERNANCE

Our Board of Directors has adopted Corporate Governance Guidelines that contain a number of corporate governance initiatives designed to comply with NASDAQ corporate governance listing standards, the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC. We have also adopted charters for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee in order to implement these rules and standards. Current versions of the Audit, Compensation and Nominating and Corporate Governance Committee charters are available on our website, www.mylsbank.com under “About Us”, “Investor Relations” - “Corporate Overview” - "Governance Documents” section. The information set forth on our website shall not be deemed filed with, and is not incorporated by reference into, this proxy statement or any of our other filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, except to the extent that we specifically so provide.

Board of Directors Independence

Annually, the Board of Directors determines director independence as defined by NASDAQ listing rule 5605(a)(2). The annual review includes reviewing the relationships that each director, his or her immediate family members and his or her related affiliates had with the Company. In making its determination as to the independence of its directors in accordance with NASDAQ listing standards rules, a review of the outstanding loans that directors Brautigam and Sanvidge and their family members or affiliates had with the Bank was completed, and it was noted that the loans were made in the ordinary course of business with substantially the same terms prevailing for loans made to others unrelated to the Bank and did not involve more than the normal risk of collectability or present other unfavorable features. The Board of Directors made the determination that the above-named directors remained independent. Mr. Kim C. Liddell was not an independent director because he was the President and Chief Executive Officer of the Company in 2025.

The table below notes directors and committee assignments in 2025. As noted in the table below, the Board of Directors is comprised of a majority of directors who qualify as independent according to NASDAQ Stock Market Rules and SEC rules as applicable (including for Audit Committees).

Committee Name	Brautigam	DeBergalis	Liddell	McGrath	Mehltretter	Passafaro	Segarra	Sanvidge (1)
Audit				X	X		C
Enterprise Risk				X	C		X
Compensation	X	X				C		X
Nominating & Corporate Governance	C	X				X
Loan (2)			C	X	X	X		X
Independence Status	X	X		X	X	X	X	X

"C" represents Chairperson and "X" represents Member.

(1) Mr. Sanvidge served as a member of the Compensation Committee during the first quarter and part of the second quarter of 2025.

(2) The Director Loan Committee was dissolved in 2026.

Leadership Structure of the Board of Directors

The positions of Chief Executive Officer of the Company and the Chairman of the Board of Directors are expected to continue to be held by two different individuals. The Chairman of the Board is an independent, non-employee director. We believe that this structure provides strength to the Company by giving the Chief Executive Officer a respected voice to our Board, while at the same time giving leadership of the Board to an independent person who, together with the other Directors, provides active oversight of management and its implementation of the strategic plans of the Board. Each of our Directors serves on one or more of the committees of the Board and actively and regularly participates in the various functions of these committees. The committee structure enables the duties of the Board to be divided among the Directors. This division of duties allows each of the Directors to concentrate his or her energies in a focused way on a narrower area of Board responsibility and helps ensure that adequate time is being given to the many oversight responsibilities of the Board. We believe that the size of our Board provides a sufficient number of Directors to serve on each of the Board’s committees, but is not so large as to be cumbersome or excessively expensive to the Company.

Committees of the Board of Directors

Our Board of Directors has established the following committees:

Audit Committee. The Audit Committee oversees and monitors the integrity of the Company’s financial reporting process and systems of internal control regarding finance, accounting and regulatory compliance. The Audit Committee retains, oversees and monitors the independence and performance of the Company’s independent registered public accounting firm. The Audit Committee also oversees and monitors the independence and performance of the internal audit department and acts as an avenue of communication between the independent registered public accounting firm, management, the internal audit department and the Board of Directors. The Audit Committee meets with the external auditors to review quarterly and annual SEC filings, the results of the annual audit and other related matters.

Our Board of Directors determined that Ms. Segarra qualified as an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K. The Audit Committee chose Ms. Segarra to serve as the “financial expert” on behalf of the Company for 2025. The Audit Committee met eight times during 2025.

Compensation Committee. The Compensation Committee evaluates the performance of our management team and recommends compensation based upon that performance. It oversees executive compensation and director compensation by approving salary increases and reviewing general personnel matters such as named executive officer performance evaluations. The Compensation Committee annually reviews and makes recommendations to the Board of Directors with respect to the compensation of directors and named executive officers. It is also responsible for approving, evaluating and administering compensation structure, policies and programs, which includes benefit plans, such as the Company’s 401(k) and ESOP plan, as well as incentive plans and stock compensation plans.

In 2025, the Company engaged Pearl Meyer to provide advice and analysis regarding executive compensation matters, including market benchmarking, program design, and best practices for executive and director compensation. Pearl Meyer's engagement was considered to be independent and did not present any conflicts of interest.

The Compensation Committee takes into account numerous factors when determining a recommendation for the salaries and incentive goals of named executive officers. In addition to information obtained from the American Bankers Compensation and Benefits survey and information provided from other relevant third party sources, the Compensation Committee also obtains the Chief Executive Officer’s recommendation for proposed salary increases and incentive goals for the named executive officers (other than the President and Chief Executive Officer). The results of the non-binding shareholder vote to approve the compensation of the Company’s named executive officers from the most recent shareholders’ meeting are also reviewed by the Compensation Committee. The Compensation Committee considers the Company's performance in the prior year, the Company's strategic plans and goals for the future, and position scope (for positions other than the President and Chief Executive Officer) as part of its decision process to decide upon a recommendation for salaries and incentive goals for the named executive officers.

The Compensation Committee makes recommendations on compensation for named executive officers and directors which is subject to full Board of Director approval. The Compensation Committee met five times during 2025.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee recommends the nomination of directors to the full Board of Directors to fill the terms for the upcoming year or to fill vacancies during a term. The Nominating and Corporate Governance Committee considers recommendations from shareholders if submitted in a timely manner in accordance with the procedures established by the Committee and applies the same criteria to all persons being considered. The Nominating and Corporate Governance Committee also assists the Board of Directors in monitoring a process to assess Board of Directors’ effectiveness and in developing and implementing our corporate governance guidelines and reviewing and approving all transactions with affiliated parties. The Nominating and Corporate Governance Committee monitors our regulatory compliance and our compliance with our corporate governance guidelines. In addition, the Nominating and Corporate Governance Committee recommends to the full Board the assignment of Directors to the committees of the Board, which responsibility includes a determination of the independence of individual directors according to the NASDAQ and SEC rules. The Nominating and Corporate Governance Committee also oversees periodic evaluations of individual Directors and of the full Board of Directors, to insure their effectiveness. Lastly, the Nominating and Governance Committee assists the Board of Directors in selecting a President and Chief Executive Officer and in selecting a chairperson for the Board of Directors by overseeing the succession process for these positions. The Committee also ensures that an emergency succession plan for the Chief Executive Officer is in place and is annually updated.

The Nominating and Corporate Governance Committee met five times during 2025.

The Nominating and Corporate Governance Committee has adopted procedures for the submission of recommendations for director nominees by our shareholders. If a determination is made that an additional candidate is needed for the Board of Directors, the Nominating and Corporate Governance Committee will consider candidates submitted by our shareholders. Shareholders can submit the names of qualified candidates for director by writing to the chairperson of the Nominating and Corporate Governance Committee at 31 East Fourth Street,

Dunkirk, New York 14048. The chairperson must receive a submission not less than 180 days prior to the anniversary date of our proxy materials for the preceding year’s annual meeting. The submission must include the following information:

•
a statement that the writer is a shareholder and is proposing a candidate for consideration by the Nominating and Corporate Governance Committee;
•
the name and address of the shareholder as they appear on our shareholder records, and number of shares of our common stock that are owned beneficially by such shareholder (if the shareholder is not a holder of record, appropriate evidence of the shareholder’s ownership will be required);
•
the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the candidate’s ownership should be provided);
•
a statement of the candidate’s business and educational experience;
•
such other information regarding the candidate as would be required to be included in the proxy statement pursuant to Regulation 14A of the Securities Exchange Act of 1934;
•
a statement detailing any relationship between the candidate and any customer, supplier or competitor of Lake Shore Bancorp, Inc. or its affiliates;
•
detailed information about any relationship or understanding between the proposing shareholder and the candidate; and
•
a statement from the candidate that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

A nomination submitted by a shareholder for presentation by the shareholder at an annual meeting of shareholders must comply with the procedural and informational requirements described in our bylaws.

Shareholder nominees are analyzed by the Committee in the same manner as nominees that are identified by the Committee. We do not pay a fee to any third party to identify or evaluate nominees. As of April 7, 2026, the Committee had not received any shareholder recommendations for nominees in connection with the Annual Meeting that remained outstanding.

Consideration of Director Candidates

It is the policy of the Nominating and Corporate Governance Committee to select individuals as director nominees with the goal of creating a balance of knowledge, experience and interest on the Board. The Committee evaluates candidates for their character, judgment, business experience and acumen, including the director qualifications set forth in the Company's bylaws.

The Nominating and Corporate Governance Committee considers the following skills and characteristics when deciding which individuals to nominate for election as director:

•
Skills and Experience: The Nominating and Corporate Governance Committee recognizes the necessity for directors to bring a variety of skills into the boardroom, including financial expertise, business ownership and development expertise, experience or expertise in dealing with laws and regulations, experience connected with residential and commercial real estate development and lending, and knowledge and experience with cybersecurity risk management and technology relevant to the banking industry. Therefore, the Nominating and Corporate Governance Committee looks for directors who can provide a necessary range of these skills to the Board.
•
Community Involvement: The Nominating and Corporate Governance Committee recognizes that Lake Shore Bank is a community-based, locally oriented bank with a long history of community involvement. The Nominating and Corporate Governance Committee considers it crucial that a director be involved in the local community through their occupations and public service as this local knowledge will insure that directors understand the needs of individuals and businesses in the communities served by Lake Shore Bank. Therefore the Nominating and Corporate Governance Committee considers the community contacts and community involvement of any candidate for director.
•
Independence: The Board of Directors can be composed of both independent directors (as defined by NASDAQ rules) and non-independent directors. The composition of the Board must be in compliance with NASDAQ rules and it is the Company’s policy that a majority of its directors qualify as independent under NASDAQ rules. Therefore, the Nominating and Corporate Governance Committee carefully assesses the independence of all candidates for director.
•
Age: The Nominating and Corporate Governance Committee would like directors to be varied in age, so that each director can bring the unique perspective of his or her generation. A multi-generational perspective will help ensure that Lake Shore Bank remains a viable banking institution both now and for the future. However, age alone is not a determinative factor in deciding whether to nominate a person as a director.
•
Diversity: The Nominating and Corporate Governance Committee recognizes the value of having gender, racial, ethnic and similar types of diversity represented by its directors, as this diversity will assist Lake Shore Bank in understanding and meeting the needs of all segments of the communities it serves. The diversity any candidate could bring to the Board is considered a positive attribute, but would not be the determinative factor in deciding whether to nominate a person as a director.
•
All director nominees will have multiple skills, attributes and qualifications which would contribute to the strength and competency of the Board.

The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective director candidates. For a discussion of the specific backgrounds and qualifications of our current directors and director nominees, see “Information about our Board of Directors – Business Experience of Directors.”

Risk Oversight by the Board of Directors

The Board of Directors is responsible for the oversight of risks that could have a material effect on the Company. This oversight is conducted primarily by the Enterprise Risk Committee, with the assistance of other committees of the Board. The Enterprise Risk Committee oversees and monitors the Bank’s enterprise risk management program. A key role of the Enterprise Risk Committee is to coordinate with Management, Board Committees and the Board of Directors to ensure all parties accountable for risk understand the risks to the institution and confirm that risks are identified, measured, monitored and controlled. The Board of Directors satisfies this responsibility through full reports by each committee chairperson regarding the committee’s considerations and actions, as well as through regular reports directly from members of management who are responsible for oversight of particular risks within the Company, including credit, interest rate, liquidity, price, strategic, reputational, operational, information technology (including cybersecurity), and compliance.

Code of Conduct and Ethics

We have adopted a Code of Conduct and Ethics that is applicable to all officers, directors and employees of Lake Shore Bancorp and its affiliates, including our principal executive officer and principal financial and accounting officer. A copy of the Code of Conduct and Ethics is available at our website, www.mylsbank.com under “About Us”, “Investor Relations” – “Corporate Overview” - “Governance Documents” section. The information set forth on our website shall not be deemed filed with, and is not incorporated by reference into, this proxy statement or any of our other filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, except to the extent that we specifically so provide.

Anti-Hedging and Anti-Pledging Policy

The Company’s Insider Trading Policy prohibits its directors, officers or other employees from engaging in short sales of Company stock, as well as transactions in any puts, calls or other derivative securities on Company stock in any organized market, or “hedging”. The Insider Trading Policy also prohibits employees, officers and directors of the Company from pledging its Company stock or depositing any Company stock in a margin account.

Insider Trading Arrangements and Policy

The Company has adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers and employees as well as by the Company itself that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the NASDAQ exchange listing standards. A copy of our Insider

Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2025.

Shareholder Communications with the Board of Directors

Shareholders may contact our Board of Directors, our independent directors as a group, or an individual director by contacting Kim C. Liddell, Investor Relations, Lake Shore Bancorp, Inc., 31 East Fourth Street, Dunkirk, New York 14048. All comments will be forwarded directly to the Board of Directors, the independent directors as a group, or the individual director, as applicable.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

General

Our executive officers serve at the discretion of the Board of Directors. The name, age, length of service and principal position of each of our executive officers is set forth in the table below.

Name	Age(1)	With Lake Shore Since	Position(s) Held With Lake Shore Bancorp, Inc.
Kim C. Liddell	65	2023	President, Chief Executive Officer, and Director
Jeffrey M. Werdein	59	2014	Executive Vice President - Commercial Division
Taylor M. Gilden	35	2023	Chief Financial Officer and Treasurer

(1)
As of March 23, 2026.

Business Experience of Executive Officers

The business experience for each of our executive officers who are not directors is set forth below. For a description of Mr. Liddell's business experience, see the above "Information about our Board of Directors - Business Experience of Directors."

Jeffrey M. Werdein is the Executive Vice President for the Commercial Division of Lake Shore Bancorp, Inc. and Lake Shore Bank. He was appointed Executive Vice President in August 2014 after serving as the Senior Vice President responsible for business development in the commercial real estate and small/middle business segments at Evans Bank since 1999. Mr. Werdein served as Interim Principal Executive Officer of Lake Shore Bancorp, Inc. from March 2023 to April 2023. Mr. Werdein has over 30 years of commercial banking experience, including prior positions with Citibank and Chase Manhattan Bank. Mr. Werdein has a Bachelor of Science degree and a Master of Business Administration degree with a focus in Business and Financial Institutions and Markets from the State University of New York at Buffalo. Mr. Werdein is a graduate of the American Bankers Association Stonier National Graduate School of Banking.

Taylor M. Gilden is the Chief Financial Officer and Treasurer of Lake Shore Bancorp, Inc. and Lake Shore Bank. He was appointed Chief Financial Officer and Treasurer in August 2023 after serving as the Chief Strategy Officer since June 2023. Mr. Gilden has more than 12 years of experience in financial management, accounting, financial reporting, and data analytics within the banking and financial services industry. Mr. Gilden served as Senior Vice President and Controller of FVCbank in Fairfax, Virginia from July 2022 until May 2023. He was formerly the Vice President of Finance at BayVanguard Bank, Baltimore, Maryland (and its predecessor, 1880 Bank) from 2018 until 2022. Mr. Gilden worked for Deloitte and Touche LLP’s Audit and Assurance practice from 2013 to 2018 with a focus on the financial services industry. He graduated from American University with a Bachelor of Science in Accounting and Master of Science in Finance.

Compensation Plans and Agreements

Employment Agreements. Lake Shore Bank entered into an employment agreement with Mr. Liddell on December 16, 2024, as amended on January 20, 2026, and entered into an employment agreement with Mr. Gilden on March 11, 2025, as amended on January 20, 2026 (together, the “Employment Agreements”). Commencing on January 20, 2027 and continuing each anniversary thereafter, the term of the Employment Agreements will automatically extend for an additional year, so that the term again becomes three years unless the Board of Directors gives either executive a written notice of non-renewal. If the Board of Directors gives either executive a written notice of non-renewal, such employment agreement will remain in effect until the remaining term expires, unless the parties agree that the term will end on an earlier date. Notwithstanding the foregoing and regardless of any non-renewal notice, the Employment Agreements will remain in effect for a period of thirty-six (36) months following the effective date of a change in control if a change in control occurs during the term of the Employment Agreements.

The Employment Agreements provide that Messrs. Liddell and Gilden will receive an annual base salary of $550,000 and $265,000 during the term of the Employment Agreement and the base salary may be increased. Messrs. Liddell and Gilden’s current base salaries are $635,250 and $291,500, respectively. In addition to base salary, Messrs. Liddell and Gilden will be eligible to receive an annual performance-based cash bonus, depending on the achievement of certain performance metrics, and, at the discretion of the compensation committee of the board of directors, Messrs. Liddell and Gilden will be eligible to receive long-term incentive compensation. Mr. Liddell will also be entitled to an annual executive perquisites allotment as approved by the Board of Directors of Lake Shore Bank.

In the event Mr. Liddell or Mr. Gilden voluntarily terminates employment without “good reason,” (as defined in the Employment Agreements) the executive will be entitled to receive the sum of his (i) unpaid base salary, (ii) unpaid expense reimbursements, (iii) unused accrued paid time off and (iv) earned but unpaid incentive compensation (together, the “Accrued Benefits”).

In the event Mr. Liddell or Mr. Gilden’s employment involuntarily terminates for a reason other than cause or in the event of his resignation for “good reason,” the executive will receive a lump sum severance payment in an amount equal to the Accrued Benefits plus one times base salary and the average annual incentive cash compensation awarded with respect to the three most recent fiscal years ending before the year of termination provided that the executive timely executes a release agreement. In addition, the executive will receive a cash lump sum payment in an amount equal to Lake Shore Bank’s cost of otherwise continuing life, medical and dental coverage for the executive for twelve (12) months.

In the event Mr. Liddell or Mr. Gilden’s employment involuntarily terminates for a reason other than cause or in the event of his resignation for “good reason,” in either event within three months before or twelve (12) months following a change in control, the executive will receive a severance payment, paid in a single lump sum, equal to the executive’s Accrued Benefits plus three times the sum of (i) his base salary in effect as of the date of termination or immediately before the change in control, whichever is higher, and (ii) the highest annual cash bonus (the average annual cash bonus for Mr. Gilden) earned with respect to the three most recent fiscal years ending before the year of the change in control. In addition, the executive will receive a cash lump sum payment in an amount equal to the cost of continuing life, medical and dental coverage for the executive for thirty-six (36) months. The executive will also be entitled to receive a gross-up payment for any excise taxes imposed under Sections 280G and 4999 of the Internal Revenue Code.

Upon termination of Mr. Liddell or Mr. Gilden’s employment (other than following a change in control), the executive will be subject to certain restrictions on his ability to compete or to solicit business or employees of the Bank and the Company for a period of one year. The Employment Agreements also include provisions protecting the Company’s and the Bank’s confidential business information.

Annual Incentive Plan. We provide performance-based bonuses to our named executive officers pursuant to the Annual Incentive Plan, which is designed to link awards to our strategic and operating objectives. The goal of the plan is to have long-term viability and to be attractive to new hires and help retain current employees. The plan measures business plan goals and objectives and clearly defines these for the calendar year for which the plan is in effect. For purposes of the annual bonus, each named executive officer is evaluated on several corporate performance measures which are established at the beginning of the year and relate to strategic business objectives for the ensuing year. The named executive officers, with the exception of the President and Chief Executive Officer, are also evaluated on individual performance measures that take into account individual responsibilities, in addition to the corporate performance measures. The Compensation Committee establishes the performance measures for each of the named executive officers. The President and Chief Executive Officer is not involved in decisions regarding his performance-based bonus. Decisions relating to the President and Chief Executive Officer’s performance-based compensation are determined and recommended by the Compensation Committee. The Compensation Committee presents the performance measures to the Board of Directors for approval.

Supplemental Executive Retirement Plans. Lake Shore Bank entered into a supplemental executive retirement plan with Kim C. Liddell, President, CEO, and Director, of the Company and the Bank on December 16, 2024, which replaced the prior supplemental executive retirement plan that Lake Shore Bank and Mr. Liddell entered into on July 16, 2024. Under the plan, if Mr. Liddell terminates employment on or after age 67, Lake Shore Bank will pay Mr. Liddell the annual amount that is paid from Annuity Contracts (as defined in the plan), with such annual amount payable in 12 equal monthly installments for 15 years, and if the executive is living at the end of the 15 year payment period, such payments will continue for the remainder of Mr. Liddell’s life. If Mr. Liddell terminates employment before age 67, Lake Shore Bank will pay Mr. Liddell an amount equal to the amount that is paid from the Annuity Contracts, with such annual amount payable in twelve (12) equal monthly installments for fifteen (15) years, and if the executive is living at the end of the fifteen (15) year payment period, such payments will continue for the remainder of the executive’s life. The plan also provides a benefit in the event of Mr. Liddell’s disability, death, or upon the occurrence of a change in control followed by a qualifying termination of employment.

Lake Shore Bank entered into a supplemental benefit plan with Jeffrey M. Werdein, Executive Vice President, Commercial Division, of the Company and the Bank. Under the supplemental benefit plan, Mr. Werdein is fully vested in an annual benefit, payable in monthly installments, and the annual benefit is equal to (i) 2% of the officer’s average final pay (which is defined as the average pay over the two years prior to termination of service), multiplied by (ii)

the officer’s years of service (with a maximum percentage of 40% of average final pay). The benefit amount is payable over a period of fifteen years commencing at age 65, and in the event of a change of control, the executive is treated as having attained age 65 for purposes of benefit payments.

Retention Agreement. In order to provide further incentive for Jeffrey M. Werdein, Executive Vice President Commercial Division of the Company and the Bank, to remain in the employ of Lake Shore Bank, Lake Shore Bank entered into a retention agreement with Mr. Werdein on March 29, 2018. Under the agreement, Mr. Werdein will receive a total of $1.4 million provided that he remains continuously employed with Lake Shore Bank through March 29, 2028, payable in three equal installments on March 29, 2028, January 2, 2029 and January 2, 2030. In the event Mr. Werdein’s employment is terminated without cause, for good reason or due to death or disability prior to March 29, 2028, Mr. Werdein will receive the vested account balance as set forth in the agreement. If Mr. Werdein’s employment is terminated within two years of a change of control and prior to March 29, 2028, Mr. Werdein may receive up to $1.4 million in a lump sum.

Employee Stock Ownership Plan. This plan is a tax-qualified plan that covers substantially all employees who have at least one year of service with the Bank and have attained age 21. The Company loaned the Employee Stock Ownership Plan Trust sufficient funds to purchase 322,354 shares in connection with the Company's initial public offering in 2006 (the "2006 Loan"). In connection with the 2025 stock offering, the ESOP purchased an additional 396,036 shares of Company common stock, which increased the total amount of unallocated shares to 514,296. The ESOP funded its stock purchase with a loan from the Company equal to the aggregate purchase price of the common stock and the outstanding balance of the 2006 Loan (the 2006 Loan was refinanced into the new ESOP loan).

Although contributions to the plan are discretionary, the Bank intends to contribute enough money each year to make the required principal and interest payments on the loan from the Company. This loan is for a term of 25 years and calls for annual payments of principal and interest. The plan pledges the shares it purchases as collateral for the loan and holds them in a suspense account.

The plan will not distribute the pledged shares right away. Instead, it will release a portion of the pledged shares annually. Assuming the plan repays its loan as scheduled over a 25-year term, we expect that 1/25th of the shares will be released annually in years 2025 through 2049. Although the repayment period of the loan is scheduled over a 25-year term, we may prepay a portion of the principal which would trigger the release of additional shares. The plan will allocate the shares released each year among the accounts of participants in proportion to their eligible compensation for the year. Participants direct the voting of shares allocated to their accounts. Shares in the suspense account and allocated shares for which no voting instructions are received will be voted in a way that mirrors the votes which participants cast.

401(k) Defined Contribution Plan. The Lake Shore Bank tax-qualified 401(k) defined contribution plan is maintained for employees who are employed on the first month following their initial date of employment and attained age 21. Eligible employees may make pre-tax contributions to the 401(k) Plan in the form of salary deferrals of up to 75% of their total annual compensation subject to certain IRS limitations. The plan consists of three components: 401(k), Profit Sharing, and Safe Harbor. For the 401(k) component, the Bank makes a matching contribution equal to 40% of the eligible employee’s salary deferral, up to 6% of such employee’s compensation, once an employee is eligible to participate in the 401(k) plan. For the profit sharing component, the Bank makes a discretionary contribution, up to 5.1% of an eligible employee’s salary, depending on years of service. Lastly, the Bank contributes 3.4% of an eligible employee’s salary based on years of service, which is a discretionary contribution to the Safe Harbor component of the plan.

2025 Equity Incentive Plan. The Lake Shore Bancorp, Inc. 2025 Equity Incentive Plan provides for the grant of stock options, restricted stock awards, and restricted stock units to its officers, employees, and directors. The 2025 Equity Incentive Plan is administered by the members of the Company’s Compensation Committee and up to 406,470 shares of Company common stock are authorized for issuance pursuant to grants of stock options, restricted stock awards and restricted stock units. For employees, the sum of the grant date fair value of equity awards, including stock options, restricted stock and restricted stock units, may not exceed $500,000 for any calendar year. As of March 23, 2026, 286,349 shares remain available for grant under the 2025 Equity Incentive Plan.

2012 Equity Incentive Plan. Equity awards can no longer be granted under the 2012 Equity Incentive Plan since the plan was adopted more than 10 years ago. Restricted stock awards and stock options previously granted under this plan remain outstanding and are subject to the terms and conditions of this plan.

2006 Stock Option Plan. Stock options can no longer be granted under the Lake Shore Bancorp, Inc. 2006 Stock Option Plan since the plan was adopted more than 10 years ago. Stock options previously granted under this plan remain outstanding and are subject to the terms and conditions of this plan.

Policies and Practices Related to the Grant of Stock Options. The Compensation Committee and the Board have a historical practice of not granting stock options to executive officers during closed quarterly trading windows as determined under the Company’s insider trading policy. Consequently, we have not granted, and do not expect to grant, any stock options to any named executive officers within four business days preceding or one business after the filing with the SEC of any report on Forms 10-K, 10-Q or 8-K that discloses material non-public information. The Compensation Committee and the Board do not take material non-public information into account when determining the timing of equity awards and do not time the disclosure of material non-public information in order to impact the value of executive compensation. We did not grant any stock options to our executive officers, including the named executive officers, during the year ended December 31, 2025.

PROPOSAL TWO: APPROVE, ON AN ADVISORY BASIS, A NON-BINDING RESOLUTION REGARDING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the proxy rules of the SEC were amended to require that not less frequently than once every three years, a proxy statement for an annual meeting of shareholders must include a separate resolution subject to a non-binding shareholder vote to approve the compensation of the Company’s named executive officers disclosed in the proxy statement.

The executive officers named in the summary compensation table and disclosures set forth below under the “Executive Officer Compensation” section in this proxy statement and deemed to be “named executive officers” are Mr. Liddell, Mr. Werdein, and Mr. Gilden.

This proposal gives shareholders the ability to vote on the compensation of our named executive officers through the following resolution:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the “Executive Officer Compensation” section of the proxy statement.”

The shareholder vote on this proposal is not binding on Lake Shore Bancorp, Inc. or the Board of Directors and cannot be construed as overruling any decision made by the Board of Directors. However, the Board of Directors of Lake Shore Bancorp, Inc. will review the voting results on the non-binding resolution and take them into consideration when making future decisions regarding executive compensation.

the board of directors unanimously recommends a vote “for” the non-binding resolution to approve the compensation of our named executive officers.

EXECUTIVE OFFICER COMPENSATION

The discussion provided below reflects the SEC’s executive compensation reporting requirements for “smaller reporting companies.”

Summary Compensation Table

The following table provides the total compensation paid to or earned by the named executive officers for fiscal years ended December 31, 2025 and 2024. Each individual listed in the table below is referred to as a named executive officer or NEO.

Name and Principal		Salary	Bonus	Stock Awards(1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Position(s)	Year	($)	($)	($)	($)	($)	($)	($)
Kim C. Liddell	2025	604,995	-	98,754	-	195,657	253,341	1,152,747
President and Chief Executive Officer	2024	560,555	-	55,192	-	254,312	198,807	1,068,866
Jeffrey M. Werdein	2025	290,338	-	47,538	-	76,851	97,918	512,645
Executive Vice President, Commercial Division	2024	284,805	-	27,088	-	45,051	97,253	454,197
Taylor M. Gilden	2025	278,253	-	43,266	-	66,155	56,473	444,147
Chief Financial Officer and Treasurer	2024	262,596	-	44,652	-	100,525	25,956	433,729

(1)
This column shows the grant date fair value of restricted stock awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). For more information concerning the assumptions used for these calculations, please refer to Note 12 of the Notes to the Consolidated Financial Statements included in the 2025 Annual Report on Form 10-K filed with the SEC. For 2025, grants of restricted stock awards vest over four years. Refer to the Outstanding Equity Awards at Fiscal Year End table below for additional information regarding the grants of restricted stock awards.
(2)
Stock options were not granted to named executive officers during 2025 or 2024.
(3)
Represents the non-equity incentive compensation paid to each named executive officer pursuant to the Annual Incentive Plan. The non-equity incentive compensation was paid based on performance measures established by the Compensation Committee. The target payout level range (as a percentage of base salary) for the Chief Executive Officer and other named executive officers was 10% - 45% and 10% - 37.5%, respectively. The actual payout, as a percentage of base salary earned, to Mr. Liddell, Mr. Werdein, and Mr. Gilden for 2025 was 32.3%, 26.5%, and 23.8%, respectively, of base salary.
(4)
For 2025, the amounts in this column reflect what Lake Shore Bank paid for, or reimbursed, the applicable named executive officer, as set forth in the following table:

		Employer Contribution to 401(k) Plan	ESOP Contributions (a)	Supplemental Executive Retirement Plan Tax Reimburse- ments	Dividends On Unvested Stock Awards	Life Insurance Premiums in excess of $50,000	Perquisites(b)	Total
Name	Year	($)	($)	($)	($)	($)	($)	($)
Liddell	2025	32,496	18,648	67,706	3,401	1,612	129,478	253,341
Werdein	2025	36,600	18,648	2,176	2,213	546	37,735	97,918
Gilden	2025	35,729	18,457	—	2,185	102	—	56,473

(a)
Represents the value of the shares of common stock allocated to each named executive officer’s ESOP account based on a fair market value of $14.66 per share, which was the closing price of the Company’s common stock at December 31, 2025.
(b)
We provide certain non-cash perquisites and personal benefits to each named executive officer. The non-cash perquisites and personal benefits for Mr. Liddell included $63,881 for housing and transportation, $43,758 for payment of taxes for fringe benefits, and $21,839 for country club dues. The non-cash perquisites and personal benefits for Mr. Werdein included a $12,000 car allowance, $16,458 for country club dues, and $9,277 payment of taxes for club dues.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding stock awards and stock options outstanding for each of our named executive officers at December 31, 2025.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kim C. Liddell	—	—	—	—	13,731	(2)	201,296	—	—
Jeffrey M. Werdein	23,132	—	10.62	10/21/2026	6,659	(3)	97,621	—	—
Taylor M. Gilden	—	—	—	—	7,962	(4)	116,723	—	—

(1)
Mr. Werdein’s options were granted in 2016 and became 100% vested on October 21, 2021.
(2)
Includes 5,247 shares of unvested restricted stock from an award that has a vesting period of four years in which 25% of the shares granted vest each year starting on April 23, 2025 and 8,484 shares of unvested restricted stock from an award that has a vesting period of four years in which 25% of the shares granted vest each year starting on March 12, 2026.
(3)
Includes 2,575 shares of unvested restricted stock from an award that has a vesting period of four years in which 25% of the shares granted vest each year starting on April 23, 2025 and 4,084 shares of unvested restricted stock from an award that has a vesting period of four years in which 25% of the shares granted vest each year starting on March 12, 2026.
(4)
Includes 4,245 shares of unvested restricted stock from an award that has a vesting period of four years in which 25% of the shares granted vest each year starting on April 23, 2025 and 3,717 shares of unvested restricted stock from an award that has a vesting period of four years in which 25% of the shares granted vest each year starting on March 12, 2026.
(5)
Market value is calculated on the basis of $14.66 per share, which was the closing price of the Company's common stock on the NASDAQ Stock Market on December 31, 2025.

PAY VERSUS PERFORMANCE

Pay Versus Performance Table

The following table shows the total compensation for our NEOs for the past three fiscal years as set forth in the Summary Compensation Table and the “compensation actually paid” to our principal executive officers (“PEOs”) and, on an average basis, our other NEOs, in each case, as determined under SEC rules, our total shareholder return (“TSR”) based on a fixed $100 initial investment, and our net income:

	Summary Compensation Table Total for PEO			Compensation Actually Paid to PEO			Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based on: Total Shareholder Return	Company Net Income
Year	Liddell	Reininga	Werdein	Liddell	Reininga	Werdein
	($)(1)	($)(1)	($)(1)	($)(1)(2)	($)(1)(2)	($)(1)(2)	($)(3)	($)(3)	($)	($)
2025	1,152,747	—	—	1,203,023	—	—	478,396	509,976	173	7,269,000
2024	1,068,866	—	—	1,084,614	—	—	443,963	457,253	118	4,931,000
2023	568,257	165,680	395,645	568,257	43,602	392,907	252,540	226,038	97	4,820,000

(1)
For 2025 and 2024, our PEO was Mr. Liddell. For 2023, our PEOs were Mr. Liddell, Mr. Werdein (March 10, 2023 through April 19, 2023), and Mr. Reininga (January 1, 2023 through March 10, 2023).
(2)
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “compensation actually paid” as reported in the Pay Versus Performance Table. “Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. In general, “compensation actually paid” is calculated as Summary Compensation Table total compensation adjusted to include the change in fair value of equity awards as of December 31 of the applicable year or, if earlier, the vesting date (rather than the grant date) and the pension value attributable to the applicable year’s service and any change in pension value attributable to plan amendments made in the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to Mr. Liddell's respective 2025 total compensation to determine the 2025 compensation actually paid:

2025
Liddell
Total Compensation as reported in Summary Compensation Table (SCT)	$1,152,747
Less: Fair value of equity awards reported in SCT	(98,754)
Fair value of equity awards (restricted stock and stock options) granted in current year—value at end of year-end	124,375
Change in fair value from end of prior fiscal year to vesting date for equity awards made in prior fiscal years that vested during current fiscal year	943
Change in fair value from end of prior fiscal year to end of current fiscal year for equity awards made in prior fiscal years that were unvested at end of current fiscal year	23,711
Dividends or other earnings paid on equity awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—
Fair value of equity awards forfeited in current fiscal year determined at end of prior fiscal year	—
Compensation Actually Paid	$1,203,023

(3)
In 2025 and 2024, the non-PEO NEOs included Jeffrey Werdein, Executive Vice President, Commercial Division, and Taylor Gilden, Chief Financial Officer and Treasurer. In 2023, the non-PEO NEOs included Taylor Gilden, Chief Financial Officer and Treasurer, and Rachel Foley, Chief Operating Officer. Mr. Gilden joined the Company on June 5, 2023 as the Chief Strategy Officer. On August 1, 2023, Mr. Gilden was appointed as the Chief Financial Officer and Treasurer of the Company. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to the NEO’s total compensation to determine the compensation actually paid:

2025
Average Non-PEO NEOs
Total Compensation as reported in SCT	$478,396
Less: Fair value of equity awards reported in SCT	(45,402)
Fair value of equity awards granted in current year—value at end of year-end	57,181
Change in fair value from end of prior fiscal year to vesting date for equity awards made in prior fiscal years that vested during current fiscal year	4,390
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	15,410
Dividends or other earnings paid on equity awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—
Fair value of equity awards forfeited in current fiscal year determined at end of prior fiscal year	—
Compensation Actually Paid	$509,976

Relationship Disclosure

The charts below show, for the past three years, the relationship between the PEO and non-PEO “compensation actually paid” and (i) the Company’s net income and (ii) the Company’s TSR:

Equity Compensation Plan Information

The following table presents certain information regarding our Equity Compensation Plans in effect as of December 31, 2025 (the 2006 Stock Option Plan, the 2012 Equity Incentive Plan, and the 2025 Equity Incentive Plan).

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders
2006 Stock Option Plan	37,696	10.61	—
2012 Equity Incentive Plan
Stock Options	17,749	8.68	—
2025 Equity Incentive Plan
Stock Options	43,175	14.85	315,739
Total	98,620	12.12	315,739

PROPOSAL THREE: CHOOSE THE FREQUENCY OF THE ADVISORY VOTE ON THE NON-BINDING RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 951 of the Dodd-Frank Act amended the proxy rules of the SEC to require that not less frequently than once every six years, a proxy statement for an annual meeting of shareholders must include a separate non-binding proposal subject to a shareholder vote to determine whether the shareholder vote to approve the compensation of the named executive officers will occur every one, two or three years.

Accordingly, we are seeking a shareholder vote regarding whether the non-binding resolution to approve the compensation of our named executive officers should occur every year, every two years or every three years.

The Board of Directors asks that you support a frequency of every year for future non-binding resolutions on compensation of our named executive officers. The determination was based upon the premise that named executive officer compensation is evaluated, adjusted and approved on an annual basis by the Board of Directors upon a recommendation from the Compensation Committee and the belief that investor sentiment should be a factor taken into consideration by the Compensation Committee in making its annual recommendation.

The advisory vote on this proposal is not binding on Lake Shore Bancorp, Inc. or the Board of Directors and cannot be construed as overruling any decision made by the Board of Directors. However, the Board of Directors of Lake Shore Bancorp, Inc. will review the results of the advisory vote and take them into consideration when making future decisions regarding the frequency of submitting to shareholders the non-binding resolution to approve the compensation of our named executive officers.

the board of directors unanimously recommends an Advisory vote for a frequency of “Annual basis” for future non-binding resolutions to approve the compensation of our named executive officers.

PROPOSAL FOUR: RATIFICATION OF APPOINTMENT

OF YOUNT, HYDE & BARBOUR, P.C.

The Audit Committee has appointed the firm of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2026, subject to ratification of such appointment by the Company’s shareholders. Representatives of Yount, Hyde & Barbour, P.C. are not expected to attend the Annual Meeting and will not make a statement. Additional information regarding the Audit Committee is provided in the "Audit Committee Report" below.

the board of directors unanimously recommends a vote “for” the RATIFICATION of the appointment of Yount, HYDE & Barbour, P.C. as the company’s independent registered public accounting firm for the year ending december 31, 2026.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Audit Committee appointed Yount, Hyde & Barbour, P.C. as our independent registered public accounting firm for the year ended December 31, 2025 and such appointment was ratified by the shareholders of the Company at the Annual Meeting held on May 21, 2025. Yount, Hyde & Barbour, P.C. has audited our consolidated financial statements since 2024.

Fees Incurred

The following table presents fees paid by the Company in 2025 and 2024 for professional audit and other services provided by Yount, Hyde & Barbour, P.C., our independent registered public accounting firm:

	2025	2024
Audit Fees(1)	$253,304	$142,306
Audit-Related Fees(2)	29,250	28,000
Tax Fees(3)	—	—
Total Fees	$282,554	$170,306

(1)
Includes professional services rendered for the audit of the Company’s annual consolidated financial statements, included in its Annual Report on Form 10-K filed with the SEC, reviews of the Company's quarterly reports on Form 10-Q filed with the SEC, and out-of-pocket expenses. In 2025, $97,000 of fees incurred related to the review, consent, and comfort on a Registration Statement on Form S-1 and review and consent on a Registration Statement on Form S-8 both filed with the SEC.
(2)
Audit-related fees are fees for assurance and related services that are reasonably related to Yount, Hyde & Barbour's audits and are not reported under "audit fees", including work performed in connection with the audit of the Lake Shore Savings Bank 401(k) Savings Plan and Lake Shore Bancorp, Inc. ESOP. Fees also include services rendered for the Lake Shore Bank's 2025 State of New York Mortgage Agency (SONYMA) attestation.
(3)
No tax fees incurred in 2025 or 2024.

Audit Committee Pre-Approval Policy

Consistent with SEC and Public Company Accounting Oversight Board requirements regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.

Pre-approval of Services. The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms) to be performed for us by our independent registered public accounting firm, subject to the de minimis exception for non-audit services described below which, if not pre-approved, are approved by the Audit Committee prior to completion of the audit.

Exception. The pre-approval requirement set forth above, shall not be applicable with respect to non-audit services if:

•
the aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by us to our independent registered public accounting firm during the fiscal year in which the services are provided;
•
such services were not recognized by us at the time of the engagement to be non-audit services; and
•
such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the committee.

During the year ended December 31, 2025, the Audit Committee pre-approved the services performed by our independent registered public accounting firm in accordance with their policy. The de minimis exception (as defined in Rule 202 of the Sarbanes-Oxley Act) was not applied to any of the 2025 total fees.

Delegation. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant required pre-approvals. The decisions of any member to whom authority is delegated under this paragraph to pre-approve activities under this subsection shall be presented to the full committee at its next scheduled meeting.

AUDIT COMMITTEE REPORT

On March 17, 2026, the Audit Committee of the Board of Directors reviewed and discussed with management the audited consolidated financial statements dated December 31, 2025. The Audit Committee also discussed with Yount, Hyde & Barbour, P.C., the independent registered public accounting firm of the Company, the matters required to be discussed with those charged with governance pursuant to the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.

The Audit Committee has received from Yount, Hyde & Barbour, P.C., the written disclosure and the letter required by applicable requirements of the PCAOB regarding Yount, Hyde & Barbour’s communications with the Audit Committee concerning independence and has discussed Yount, Hyde & Barbour’s independence with its representatives. These items relate to that firm’s independence from the Company.

Based on its review and discussions referred to above, the Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the Securities and Exchange Commission.

Lake Shore Bancorp, Inc. Audit Committee

Ann M. Segarra, Chairperson
Jack L. Mehltretter John P. McGrath

This foregoing audit committee report is not “soliciting material,” is not deemed “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of ours under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE AND
TRANSACTIONS WITH RELATED PERSONS

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock, to report to the SEC their initial ownership of our common stock and any subsequent changes in that ownership. We are required to disclose in this proxy statement any late filings or failures to file.

To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required during the year ended December 31, 2025, we believe that all Section 16(a) filing requirements applicable to our executive officers and directors during 2025 were met except that Director Sharon E. Brautigam, Director Michelle M. DeBergalis, Director John P. McGrath, Director Jack L. Mehltretter, Director Ronald J. Passafaro, Director Kevin M. Sanvidge, and Director Ann M. Segarra each filed a late Form 4 to report the receipt of equity awards.

Transactions with Related Persons

Lake Shore Bank has outstanding loans to its directors, executive officers and their related interests. These loans: (1) were made in the ordinary course of business; (2) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Lake Shore Bank; and (3) did not involve more than the normal risk of collectability or present other unfavorable features.

It is the written policy of our Board of Directors that a majority of the disinterested members of the entire Board of Directors must approve in advance any extension of credit to any executive officer, director, or principal shareholder and their related interests if the aggregate of all extensions of credit to that insider and his or her related interests exceeds the greater of $25,000 or 5% of Lake Shore Bank's unimpaired capital and surplus, whichever is greater. The interested party may not participate either directly or indirectly in the voting on such an extension of credit. Prior approval is required, however, for any and all extensions of credit to any insider if the aggregate of all other extensions to that person and their related interests exceeds $500,000, regardless of its percentage of capital.

In addition, pursuant to our Code of Conduct and Ethics, if an officer or director has an interest in a matter or transaction before the Board of Directors, such individual must disclose to the Board of Directors all material non-privileged information relevant to the Board of Directors’ decision on the matter or transaction, including: (1) the existence, nature and extent of their interest; and (2) the facts known to the individual as to the matter or transaction under consideration. The individual must also refrain from participating in the discussion of the matter or transaction and may not vote on the matter or transaction. In addition to approval by the Board of Directors, such transactions and matters must also be approved by the Nominating and Corporate Governance Committee.

ADDITIONAL INFORMATION

Shareholder Proposals for 2027 Annual Meeting

If you wish to submit proposals to be included in our proxy statement for the 2027 Annual Meeting of shareholders, we must receive them on or before December 8, 2026, pursuant to proxy soliciting regulations of the SEC. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy card for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to 17 C.F.R. §240.14a-8 of the Rules and Regulations promulgated by the SEC under the Securities Exchange Act of 1934, as amended. Under SEC Rule 14a-19, a shareholder intending to engage in a director election contest with respect to Lake Shore Bancorp’s annual meeting of shareholders to be held in 2027 must give Lake Shore Bancorp notice of its intent to solicit proxies by providing the names of its nominees and certain other information at least 60 calendar days before the anniversary of the previous year’s annual meeting. This deadline is March 22, 2027.

In addition to the requirement set forth under SEC Rule 14a-19, Lake Shore Bancorp’s Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of shareholders. In order for a shareholder to properly bring business before an annual meeting, or to propose a nominee to the Board of Directors, Lake Shore Bancorp’s Secretary must receive written notice not less than 90 days nor more than the 100 days before the anniversary of the prior year’s annual meeting of shareholders; provided, however, that in the event the date of the annual meeting is advanced more than 30 days before the anniversary of the preceding year’s annual meeting, then, to be timely, notice by the shareholder must be so received no earlier than the day on which public disclosure of the date of such annual meeting is first made and not later than the tenth day following the earlier of the day notice of the meeting was mailed to shareholders or such public disclosure was made.

The notice with respect to shareholder proposals that are not nominations for director must set forth as to each matter such shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such shareholder as they appear on Lake Shore Bancorp’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of Lake Shore Bancorp which are owned beneficially or of record by such shareholder and such beneficial owner; (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business; and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The notice with respect to director nominations must include: (a) as to each person whom the shareholder proposes to nominate for election as a director, (i) all information relating to such person that would indicate such person’s qualification to serve on the Board of Directors of Lake Shore Bancorp; (ii) an affidavit that such person would not be disqualified under the provisions of Article II, Section 12 of Lake Shore Bancorp’s Bylaws; (iii) such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule or regulation; and (iv) a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected; and (b) as to the shareholder giving the notice: (i) the name and address of such shareholder as they appear on Lake Shore Bancorp’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of capital stock of Lake Shore Bancorp which are owned beneficially or of record by such shareholder and such beneficial owner; (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder; (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; (v) whether such shareholder intends to solicit proxies in support of director nominees other than Lake Shore Bancorp’s nominees in accordance with the Exchange Act and the rules and regulations promulgated thereunder; and (vi) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation.

The 2027 annual meeting of shareholders is expected to be held on May 19, 2027. Advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us no earlier than February 8, 2027 and no later than February 18, 2027. If notice is received before February 8, 2027 or after February 18, 2027, it will be considered untimely, and we will not be required to present the matter at the shareholders meeting.

Nothing in this proxy statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any shareholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

By Order of the Board of Directors,

/s/ Eric Hohenstein
Eric Hohenstein
Corporate Secretary
Dunkirk, New York
April 7, 2026

To assure that your shares are represented at the Annual Meeting, please vote your shares promptly over the Internet, by phone or on a paper proxy card if you request one.

LS LAKE SHORE BANCORP, INC. VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 8:30 A.M., Eastern Time, on May 20, 2026.

Online
Go to **www.envisionreports.com/LSBK** or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/LSBK

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

2026 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals 2 and 4, and FOR the 1 Year option for Proposal 3.

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1. Election of Directors:

	For	Withhold
01 - Michelle M. DeBergalis	☐	☐
02 - Jack L. Mehltretter	☐	☐
03 - Dennis S. Pollack	☐	☐

	For	Against	Abstain
2. Approve, on an advisory basis, a non-binding resolution regarding the compensation of our named executive officers.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
3. Choose the frequency of the advisory vote on the non-binding resolution to approve compensation of our named executive officers.	☐	☐	☐	☐

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /		

1 U P X

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049JOC

2026 Annual Meeting Admission Ticket

2026 Annual Meeting of Lake Shore Bancorp, Inc. Shareholders

May 20, 2026, 8:30 A.M. Eastern Time
The Clarion Hotel, 30 Lake Shore Drive East
Dunkirk, NY 14048

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The material is available at: www.edocumentview.com/LSBK

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/LSBK

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Lake Shore Bancorp, Inc.

Notice of 2026 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 20, 2026

The undersigned shareholder of Lake Shore Bancorp, Inc. (the "Company") hereby appoints Sharon E. Brautigam and Ann M. Segarra, and each of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of Lake Shore Bancorp, Inc. held of record by the undersigned on March 23, 2026, at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 8:30 A.M., Eastern Time, on May 20, 2026, or at any adjournment or postponement thereof, upon the matters described in the Notice of the Annual Meeting of Shareholders and Proxy Statement, dated April 7, 2026 and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. **If no direction is given, this Proxy will be voted FOR the election of all nominees listed, FOR proposals 2 and 4, and FOR the 1 Year option for Proposal 3.**

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders for the Annual Meeting dated April 7, 2026.

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of Lake Shore Bancorp, Inc. at the Annual Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Lake Shore Bancorp, Inc. at the address set forth on the Notice of Annual Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

LS LAKE SHORE BANCORP, INC. VOTE

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Online

Go to www.envisionreports.com/LSBK or scan the QR code – login details are located in the shaded bar below.

Votes submitted electronically must be received by 8:30 A.M., Eastern Time, on May 20, 2026.

Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the Lake Shore Bancorp, Inc. Annual Shareholders Meeting to be Held on May 20, 2026

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2025 annual letter, 2026 proxy statement, and 2025 Form 10-K are available at:

www.envisionreports.com/LSBK

Easy Online Access – View your proxy materials and vote.

Step 1: Go to www.envisionreports.com/LSBK.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of fu... ...ure materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy mater... request one. There is no charge to you for requesting a copy. Please make your request as... reverse side on or before May 8, 2026 to facilitate timely delivery.

...als, you must ...instructed on the

2NOT

049J4C

Shareholder Meeting Notice

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals 2 and 4, and FOR the 1 Year option for Proposal 3:

1. Election of Directors:
   01 - Michelle M. DeBergalis
   02 - Jack L. Mehltretter
   03 - Dennis S. Pollack
2. Approve, on an advisory basis, a non-binding resolution regarding the compensation of our named executive officers.
3. Choose the frequency of the advisory vote on the non-binding resolution to approve compensation of our named executive officers.
4. Ratify the appointment of Yount, Hyde & Barbour, P.C. as the Company's independent registered public accounting firm for the year ending December 31, 2026.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here's how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

– **Internet** – Go to **www.envisionreports.com/LSBK**. Click Cast Your Vote or Request Materials.

– **Phone** – Call us free of charge at 1-866-641-4276.

– **Email** – Send an email to investorvote@computershare.com with "Proxy Materials Lake Shore Bancorp, Inc." in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by May 8, 2026.